COMMUNITY FINANCIAL CORPORATION

June 26, 2006

Dear Fellow Stockholder:

          On behalf of the Board of Directors and management of Community Financial Corporation, we cordially invite you to attend the annual meeting of Community Financial Corporation stockholders. The meeting will be held at 6:30 p.m., local time, on July 26, 2006, at our executive offices located at 38 North Central Avenue, Staunton, Virginia 24401. The annual meeting will include management's report to you on our fiscal year 2006 financial and operating performance.

          The matters expected to be acted upon at the meeting are described in the accompanying notice of annual meeting of stockholders and proxy statement. An important aspect of the annual meeting process is the annual stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process.

          Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save Community Financial additional solicitation expenses and will ensure that your shares are represented at the annual meeting.

          On behalf of your Board of Directors and management, I want to thank you for your attention to this important matter and express my appreciation for your confidence and support.

Very truly yours, James R. Cooke, Jr., D.D.S. Chairman of the Board

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COMMUNITY FINANCIAL CORPORATION
38 North Central Avenue
Staunton, Virginia 24401
(540) 886-0796

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on July 26, 2006

          NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Community Financial Corporation will be held at our executive offices located at 38 North Central Avenue, Staunton, Virginia 24401, on July 26, 2006, at 6:30 p.m., local time.

          At the annual meeting, stockholders of Community Financial will be asked to consider and vote on the election of three directors, each for a term of three years. Your Board of Directors recommends that you vote "FOR" each of the director nominees identified in the attached proxy statement.

          Stockholders also will transact any other business that may properly come before the annual meeting and any adjournments thereof. As of the date of this proxy statement, we are not aware of any other business to come before the annual meeting.

          The Board of Directors has fixed the close of business on May 31, 2006, as the record date for the annual meeting. This means that stockholders of record at the close of business on that date are entitled to receive notice of and to vote at the annual meeting and any adjournments thereof.

          The annual report to stockholders, which is not a part of the proxy soliciting materials, accompanies this notice of annual meeting of stockholders, proxy statement and form of proxy, which is first being mailed to stockholders on or about June 26, 2006.

          To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors. The proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.

          Thank you for your continued interest and support.

By Order of the Board of Directors /s/ Ramona W. Savidge Ramona W. Savidge Corporate Secretary

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Community Financial Corporation
38 North Central Avenue
Staunton, Virginia 24401
(540) 886-0796
____________________

PROXY STATEMENT
____________________

ANNUAL MEETING OF STOCKHOLDERS
To be held on July 26, 2006
____________________

INTRODUCTION

          The Community Financial Corporation Board of Directors is using this proxy statement to solicit proxies from the holders of common stock of Community Financial Corporation for use at Community Financial Corporation's annual meeting of stockholders and any adjournments thereof. The notice of annual meeting of stockholders, this proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about June 26, 2006. References to Community Financial, the Company, we, us and our refer to Community Financial Corporation, and as the context requires, Community Bank. Community Bank is the wholly-owned subsidiary of Community Financial.

INFORMATION ABOUT THE ANNUAL MEETING

What is the Date, Time and Place of the Annual Meeting?

          Our annual meeting will be held as follows:

Date:	July 26, 2006
Time:	6:30 p.m., local time
Place:	Executive Offices of Community Financial 38 North Central Avenue Staunton, Virginia 24401

What Matters Will Be Considered at the Annual Meeting?

          At the annual meeting, stockholders of Community Financial are being asked to consider and vote upon the election of three directors, each for a term of three years. The stockholders also will transact any other business that may properly come before the annual meeting and any adjournments thereof. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Who is Entitled to Vote?

The Board of Directors has fixed the close of business on May 31, 2006, as the record date for the annual meeting. Only stockholders of record of Community Financial common stock on that date are entitled to receive notice of and to vote at the annual meeting and any adjournments thereof. Each stockholder of record on May 31, 2006, will be entitled to one vote for each share of Community Financial common stock NEXT PAGE held. On May 31, 2006, there were 2,123,716 shares of Community Financial common stock issued and outstanding and entitled to vote at the annual meeting.

What If My Shares Are Held in "Street Name" by a Broker, Bank or other Nominee?

          If you are the beneficial owner of shares held in "street name" by a broker, bank, or other nominee, your nominee, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, your nominee may nevertheless vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items, pursuant to current industry practice. The election of directors is considered a "discretionary" item.

How Will My Shares of Common Stock Held in Community Financial's Employee Stock Ownership and 401(k) Profit Sharing Plan Be Voted?

          We maintain an Employee Stock Ownership and 401(k) Profit Sharing Plan ("KSOP") which owns approximately 5.3% of Community Financial's common stock. Each plan participant instructs the trustee of the plan how to vote the shares of Community Financial common stock allocated to his or her account under the plan. If a plan participant properly executes the voting instruction card distributed by the plan trustee, the plan trustee will vote such participant's shares in accordance with his or her instructions. Where properly executed voting instruction cards are returned to the plan trustee with no specific instructions as how to vote at the annual meeting or if the plan participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock allocated to his or her KSOP account, then in each case the plan trustee will vote those shares "FOR" each of management's director nominees.

How Many Shares Must Be Present to Hold the Meeting?

          A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Community Financial common stock outstanding on the record date will constitute a quorum. Broker "non-votes" will be included in determining the presence of a quorum at the annual meeting but are not considered present for purposes of voting on the non-discretionary items.

What If a Quorum Is Not Present at the Meeting?

          If a quorum is not present at the scheduled time of the meeting, a majority of the stockholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

What Vote Is Required for the Election of Directors?

          Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Community Financial common stock. This means that the three director nominees with the most affirmative votes will be elected to fill the available seats. With respect to the election of directors, stockholders may vote either "for" or "withheld." Checking the box "withheld" on the proxy card is the equivalent of abstaining from voting on the election of directors and will have no effect on the vote.

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If a director nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority to vote for the election of directors on your proxy card.

          Your Board of Directors unanimously recommends that you vote "FOR" election of each of management's director nominees.

How Do I Vote at the Annual Meeting?

          You may vote in person at the annual meeting or by proxy. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting. See "How to Revoke Your Proxy" below.

          Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, the persons named as your proxy will vote your shares as you have directed. If you submit your proxy but do not make a specific choice as to how to vote, your proxy will be voted in accordance with the Community Financial Board's recommendation "FOR" the election of each director nominee.

          The persons named in the proxy will have the discretion to vote on any other business properly presented for consideration at the annual meeting in accordance with their best judgment. As of the date of this proxy statement, we are not aware of any other matters to be presented at the annual meeting other than those described in this proxy statement and the notice of annual meeting of stockholders accompanying the proxy statement.

          You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children -- in which case you will receive three separate proxy cards to vote. Please sign and return each proxy card you receive.

May I Revoke My Proxy?

          If you are the stockholder of record, you may revoke your proxy before it is voted by:

    submitting a new proxy with a later date,

    notifying the Corporate Secretary of Community Financial in writing before the annual meeting that you have revoked your proxy, or voting in person at the annual meeting.

          If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

          If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy from the nominee and a letter indicating that you were the beneficial owner of Community Financial common stock on May 31, 2006, the record date for voting at the annual meeting.

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Proxy Solicitation Costs

          Community Financial will pay the costs of soliciting proxies. Community Financial will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Community Financial common stock. In addition to solicitation by mail, directors, officers and employees of Community Financial may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

STOCK OWNERSHIP OF COMMUNITY FINANCIAL
CORPORATION COMMON STOCK

Stock Ownership of Directors and Executive Officers

          The following table presents information regarding the beneficial ownership of Community Financial common stock as of March 31, 2006, by:

    those persons or entities (or group of affiliated persons or entities) known by management to beneficially own more than five percent of the outstanding common stock of Community Financial.

    each director and director nominee of Community Financial;

    each named executive officer of Community Financial set forth in the "Summary Compensation Table" herein; and

    all of the executive officers and directors of Community Financial as a group.

          The persons named in this table have sole voting power for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each beneficial owner named in the table, except where otherwise indicated, is the same address as Community Financial. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Community Financial.

          Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options held by that person that are currently exercisable or exercisable within 60 days after March 31, 2006 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of March 31, 2006, there were 2,121,056 shares of Community Financial common stock outstanding.

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	Amount and Nature of Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)(2)(3)	Percent of Class
Community Financial Employee Stock Ownership and 401(k) Profit Sharing Plan	112,391	5.3%
P. Douglas Richard, President and Chief Executive Officer and Director	53,174	2.5%
James R. Cooke, Jr., D.D.S., Chairman of the Board and Director(4)	44,568	2.1%
Jane C. Hickok, Vice Chairman of the Board	81,570	3.8%
Charles F. Andersen, M.D., Director and Director Nominee	49,340	2.3%
Charles W. Fairchilds, Director and Director Nominee	12,910	*
Dale C. Smith, Director(5)	54,000	2.5%
Morgan N. Trimyer, Jr., Director	12,450	*
R. Jerry Giles, Senior Vice President and Chief Financial Officer(6)	43,695	2.0%
Chris P. Kyriakides, Senior Vice President/Regional President	32,931	1.5%
Norman C. Smiley, III, Senior Vice President	28,909	1.3%
Benny N. Werner, Senior Vice President	32,906	1.5%
All directors and executive officers of Community Financial as a group (11 persons)	446,453	19.2%
______________________
(1)	Includes shares of Community Financial common stock held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares of common stock the group member may be deemed to have sole or shared voting and/or investment powers.

(2)	Includes shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days after March 31, 2006, pursuant to the exercise of stock options, as follows: Mr. Richard, 47,500 shares; Dr. Cooke, 12,000 shares; Mrs. Hickok, 4,000 shares; Dr. Andersen, 7,000 shares; Mr. Fairchilds, 7,000 shares; Mr. Smith, 7,000 shares; Mr. Trimyer, 11,500 shares; Mr. Giles, 23,000 shares; Mr. Kyriakides, 31,000 shares; Mr. Smiley, 24,000 shares; Mr. Werner, 30,000 shares; and all directors and executive officers as a group, 204,000 shares.

(3)	Includes shares of common stock held by the KSOP that have been allocated to accounts of the following individuals: Mr. Richard, 3,309 shares; Mr. Giles, 2,365 shares; Mr. Kyriakides, 831 shares; Mr. Smiley, 2,709 shares; Mr. Werner, 2,706 shares; and all directors and executive officers as a group, 11,920 shares. Pursuant to the terms of the KSOP, each individual has the right to direct the voting of the shares of common stock allocated to his account.

(4)	As part of a Separation and Settlement Agreement dated March 16, 2000 (the "Agreement"), and finalized May 5, 2000, Dr. Cooke received an irrevocable proxy to vote 50,000 shares of Community Financial common stock. Thus, Dr. Cooke may be deemed to have sole voting power, but no investment power with respect to the 50,000 shares of Community Financial common stock covered by the irrevocable proxy.

(5)	Includes 12,150 shares of common stock held by Mr. Smith's spouse.
(6)	Includes 1,000 shares of common stock held by Mr. Giles' spouse.

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Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires Community Financial's directors and executive officers, and persons who own more than 10% of Community Financial's common stock to report their initial ownership of Community Financial's common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and Community Financial is required to disclose in this proxy statement any late filings or failures to file.

          Community Financial believes, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended March 31, 2006, that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with.

ELECTION OF DIRECTORS

          Our Board of Directors consists of seven members. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.

          The table below sets forth information regarding our Board of Directors, including their age, position with Community Financial and term of office. The "Director Since" column includes service on the Board of Directors of Community Bank as well as service on Community Financial's Board of Directors.

          The Board of Directors selects nominees for election as directors, based on the recommendation of the Nominating Committee. James R. Cooke, Jr., Morgan N. Trimyer, Jr. and P. Douglas Richard have each been nominated for re-election to the Board of Directors for a three year term. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The Board of Directors recommends you vote "FOR" each of management's director nominees.

Name	Age	Position(s) Held	Director Since	Term Expires
Director Nominees for Terms to Expire at the 2009 Annual Meeting
James R. Cooke, Jr., D.D.S.	68	Chairman of the Board	1984	2009
P. Douglas Richard	62	President and Chief Executive Officer	2000	2009
Morgan N. Trimyer, Jr.	63	Director	2000	2009

Continuing Directors
Charles F. Andersen, MD	64	Director	1990	2008
Charles W. Fairchilds	58	Director	1996	2008
Jane C. Hickok	69	Vice Chairman of the Board	1983	2007
Dale C. Smith	67	Director	1980	2007

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          Set forth below is the principal occupation of each director and director nominee of Community Financial. All directors and nominees have held their present positions for at least five years, unless otherwise indicated.

          James R. Cooke, Jr., D.D.S. Dr. Cooke has been a practicing dentist in Staunton, Virginia since 1965.

          P. Douglas Richard. Mr. Richard was appointed the Acting President and Chief Executive Officer of Community Financial and Community Bank on January 12, 2000, and became the President and Chief Executive Officer of Community Financial and Community Bank on April 26, 2000. He was appointed to the Board of Directors of Community Financial on April 26, 2000. From January 1, 1997, to January 12, 2000, Mr. Richard was a Senior Vice President of Community Bank. From December 1993 to January 1996, he was President and Chief Executive Officer of Seaboard Bancorp.

          Morgan N. Trimyer, Jr. In January 2001, Mr. Trimyer joined Bankers Insurance, LLC., an insurance company located in Richmond, Virginia, as a Vice President and the Director of Marketing. Mr. Trimyer served as Vice President and Partner of Welton, Duke & Hawks, Inc., an insurance company headquartered in Portsmouth, Virginia from 1984 until January 2001. He was also Vice President of Valley Insurance Agency, Inc. located in Lexington, Virginia.

          Charles F. Andersen, M.D. Dr. Andersen was an orthopedic surgeon in private practice in Waynesboro, Virginia for thirty years prior to retiring in August 2004.

          Charles W. Fairchilds. Mr. Fairchilds has been the President of Allied Ready Mix Co., a concrete company located in Waynesboro, Virginia since 1987.

          Jane C. Hickok. Mrs. Hickok was elected Vice Chairman of the Board in October 1994. She retired as President and Chief Executive Officer of Community Bank in October 1994 after serving since 1984. Mrs. Hickok also retired as President and Chief Executive Officer of Community Financial in January 1995, but continues to serve as a director of Community Financial and Community Bank. Mrs. Hickok was elected as a director of Community Bank in 1983 and as a director of Community Financial in 1990 when it became the holding company of Community Bank.

          Dale C. Smith. Mr. Smith was the General Manager and Chief Executive Officer of Augusta Cooperative Farm Bureau, a farm supply and retail store, for thirty-nine years until his retirement September 1, 2002.

BOARD MEETINGS, BOARD COMMITTEES AND
CORPORATE GOVERNANCE MATTERS

          Attendance at Board, Committee and Annual Stockholders' Meetings. The Board of Directors of Community Financial and Community Bank, its wholly-owned operating subsidiary, generally meet monthly. During fiscal 2006, each Board held 12 meetings. All directors are expected to attend each meeting of the Boards and the committees on which he or she serves, and are also expected to attend the annual stockholders' meeting. In fiscal 2006, no director attended less than 75% of the Community Financial Board meetings, Community Bank Board meetings and any committees thereof on which he or she served, and all directors attended last year's annual stockholders' meeting.

          "Independent" Directors." Each of our directors other than Mr. Richard, President and Chief Executive Officer of the Company, qualify as "independent" in accordance with the published listing

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requirements of the Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. As further required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to the Company and its management.

          In addition, as required by the Nasdaq rules, the members of the Audit Committee each qualify as "independent" under standards established by the U.S. Securities and Exchange Commission (the "SEC") for members of audit committees. The Audit Committee also includes at least one independent member who the Board has determined meets the qualifications of an "audit committee financial expert" in accordance with SEC rules, including that the person meets the relevant definition of an "independent director." Jane C. Hickok is the independent director who has been determined to be an audit committee financial expert.

          Board Committees and Charters. The Community Financial Board of Directors' principal standing committees during fiscal 2006 were the Audit, Compensation/Benefits and Nominating Committees. The Board of Directors has adopted written charters for its Audit, Nominating and Compensation Committees, as well as a written code of business conduct and ethics that applies to all of our directors, officers and employees. You may obtain a copy of these documents free of charge by writing to: Corporate Secretary, Community Financial Corporation, 38 North Central Avenue, Staunton, Virginia 24401, or by calling (540) 886-0796. In addition, our code of business conduct and ethics has been filed with the SEC as Exhibit 14 to the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004. Our Audit Committee and Nominating Committee charters were attached to our proxy statement as Appendices A and B, respectively, for the annual meeting of stockholders held on July 28, 2004 and filed electronically with the SEC.

          Audit Committee. The Audit Committee is currently comprised of Directors Cooke, Hickok (Chairperson), Smith and Fairchilds, each of whom meets the independence and financial literacy requirements required by the Nasdaq rules. The Audit Committee met four times during fiscal 2006. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Company's financial statements and the financial reporting process; the systems of internal accounting and financial controls; the Company's compliance with legal and regulatory requirements; the annual independent audit of the Company's financial statements; the independent auditors' qualifications and independence; the performance of the Company's internal audit function and independent auditors, and any other areas specified by the Board of potential financial risk to the Company. The Audit Committee is also responsible for the review and approval, on an ongoing basis, of all related party transactions for potential conflict of interest situations.

          Compensation/Benefits Committee. The Company's Compensation\Benefits Committee and the Bank's Compensation Committee, which have identical membership, are collectively responsible for determining compensation to be paid to the Bank's officers and employees, which are based on the recommendation of supervisors, including the President and Chief Executive Officer. President Richard is not present during voting or deliberations concerning his compensation. The Company's Compensation\Benefits Committee is responsible for administering our stock option and incentive plan and our recognition and retention plan, and reviews overall compensation policies for the Company and the Bank. Community Financial currently does not pay any salaries to its officers or employees since its principal activity is its ownership of Community Bank. Accordingly, all compensation is currently paid by the Bank. During fiscal 2006, the Company's Compensation\Benefits Committee was comprised of Directors Cooke,

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Hickok (Chairperson), Fairchilds, Smith and Trimyer. During fiscal 2006, the Compensation Committee met one time and the Compensation\Benefits Committee of the Bank met one time.

          Nominating Committee. The Nominating Committee is currently comprised of Directors Andersen, Cooke (Chairperson), Fairchilds, Hickok, Smith and Trimyer. The Nominating Committee met once during fiscal 2006. The Nominating Committee is responsible for identifying individuals qualified to serve as board members and recommending to the Board of Directors the director nominees for election or appointment to the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendation of the Nominating Committee.

          The Nominating Committee recommends candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company's articles of incorporation, bylaws and charter, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations.

          Nominations, other than those made by the Board of Directors after its review of the recommendations of the Nominating Committee, must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Article I, Section 1.6 of the Company's bylaws. In general, to be timely, a stockholder's notice must be received by the Company not less than 60 days nor more than 90 days prior to the date of the scheduled annual meeting; however, if less than 70 days' notice of the date of the scheduled annual meeting is given by the Company, the stockholder has until the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was made. The stockholder's notice must include the information set forth in Article I, Section 1.6.C of the Company's bylaws, which includes the following:

(i)	as to each person whom a stockholder proposes to nominate for election as a director:

  all information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies for election as a director or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934.

(ii)	as to the stockholder giving the notice:
name and address of the stockholder as they appear on the Company's books; number of shares of the Company's common stock beneficially owned by the stockholder.

          The foregoing description is a summary of the Company's nominating process. Any stockholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company's articles of incorporation and bylaws, and Virginia law.

          Communications with the Board of Directors. Stockholders may communicate directly with the Board of Directors, or any individual Board member, by sending written communications to the Company, addressed to the Chairman of the Board or such individual Board member.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

          The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Community Financial specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

          The Audit Committee of Community Financial operates under a written charter adopted by the full Board of Directors. In fulfilling its oversight responsibility of reviewing the services performed by Community Financial's independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Audit Committee also discussed with Community Financial's independent auditors the overall scope and plans for the audit. The Audit Committee met with the independent auditors to discuss the results of its audit, the evaluation of Community Financial's internal controls, and the overall quality of Community Financial's financial reporting. The Audit Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under the caption "Relationship with Independent Auditors" below.

          Community Financial's Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

          The Audit Committee has issued the following report with respect to the audited financial statements of Community Financial for the fiscal year ended March 31, 2006.

    The Audit Committee has reviewed and discussed with Community Financial's management Community Financial's audited financial statements for the fiscal year ended March 31, 2006;

    The Audit Committee has discussed with Yount, Hyde & Barbour, PC, the independent auditors for Community Financial, those matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61 and the Sarbanes-Oxley Act of 2002;

    The Audit Committee has received the written disclosures and the letter from Yount, Hyde & Barbour, PC required by Independence Standards Board No. 1 disclosing the matters that, in the auditors' judgment, may reasonably be thought to bear on the auditors' independence from Community Financial, and has discussed with the auditors their independence from Community Financial; and

          Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the fiscal year 2006 audited financial statements be included in Community Financial's Annual Report on Form 10-K for the fiscal year ended March 31, 2006.

          Submitted by the Audit Committee of Community Financial's Board of Directors:

          Jane C. Hickok (Chairperson)
          James R. Cooke, Jr., D.D.S.
          Charles W. Fairchilds
          Dale C. Smith

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DIRECTOR COMPENSATION

          Directors are not paid for services on the Board of Directors of Community Financial. We may, if we believe it is necessary to attract or retain qualified directors or if it is otherwise beneficial to Community Financial, adopt a policy of paying directors for service on the Community Financial Board.

          Non-employee directors of Community Bank, other than the Chairman of the Board and the Chairman of the Audit Committee, receive a director's retainer fee of $1,000 per month and a meeting fee of $200 for each committee meeting attended. The Chairman of the Board receives a chairman's retainer fee of $2,000 per month. The Chairman of the Board receives no additional compensation for attending committee meetings. The Chairman of the Audit Committee receives a director's retainer fee of $1,000 per month and a meeting fee of $400 for each committee meeting attended. Directors who are Community Bank employees receive no extra pay for services as directors.

          Directors may defer receipt of up to 100% of their retainer and meeting fees pursuant to a deferred compensation plan established by the Company. Directors who elect to defer some or all of their fees are credited at the end of each plan year with interest on their deferred account balance at an annual rate equal to 75% of the Company's return on equity for that year, compounded monthly, until reaching age 70. Upon reaching age 70, the Company will pay the director his or her deferred account balance in 60 equal monthly installments, including interest at 8%.

          Effective January 1, 2004, the Bank entered into retirement agreements with each non-employee director, which were subsequently amended on March 23, 2005. Under the terms of these agreements, as amended, each non-employee director was granted an initial annual benefit of $10,800, which amount increases at 3% per year for each full year of service after January 1, 2004. The benefit accrues to the director annually until reaching age 70. In the event the director ceases to be a member of the Company's Board of Directors prior to reaching age 70, other then for death, disability, in connection with a change in control or for cause, then the director shall only be entitled to the accrued balance in the directors account as of the date of early termination. The annual benefit will generally commence upon the later of the director reaching age 70 or the director's retirement from the Board of Directors, and will be payable monthly for a period of 5 years. In the case of the director's death or disability prior to retirement, the annual benefit will commence in the month following the directors death or disability. No benefits are payable to the director under these agreements if he or she is terminated as a director for cause by stockholders. The cost of benefits payable under the retirement agreements are expected to be offset by the earnings on life insurance purchased by the Bank.

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EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table sets forth summary information, for the last three fiscal years, concerning compensation paid or accrued by Community Financial and its subsidiaries to each of the named executive officers for services rendered during such years. While the named executive officers received perquisites and other personal benefits in addition to salary and bonus during the periods stated, the aggregate amount of these perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total of their annual salary and bonus and, therefore, have been omitted as permitted by the rules of the SEC.

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)

P. Douglas Richard President and Chief Executive Officer Community Financial and Community Bank	2006	$220,000	$60,000	2,000	$126,780(2)
	2005	185,000	50,000	3,000	86,569
	2004	160,000	40,000	7,500	24,434

Chris P. Kyriakides Senior Vice President of Community Financial and Senior Vice President/Regional President of Community Bank	2006	$128,000	$40,000	2,000	$10,739(2)
	2005	115,000	35,000	3,000	8,510
	2004	105,000	25,000	5,000	5,209

R. Jerry Giles Senior Vice President and Chief Financial Officer of Community Financial and Community Bank	2006	$115,000	$40,000	2,000	$35,046(2)
	2005	102,400	35,000	3,000	25,365
	2004	95,400	25,000	5,000	9,171

Benny N. Werner Senior Vice President of Community Financial and Community Bank	2006	$113,000	$40,000	2,000	$32,582(2)
	2005	101,000	35,000	3,000	22,265
	2004	93,000	25,000	5,000	9,843

Norman C. Smiley, III Senior Vice President of Community Financial and Community Bank/Chief Lending Officer of Community Bank	2006	$122,000	$40,000	2,000	10,342(2)
	2005	108,000	35,000	3,000	7,159
	2004	93,000	25,000	5,000	4,038
________________________
(1)	Salary includes amounts deferred at the election of the named executive officer under Community Financial's Employee Stock Ownership and 401(k) Plan ("KSOP").
(2)	Represents payments made by the Bank during fiscal 2006 to the KSOP and accrued by the Bank during fiscal 2006 in connection with retirement agreements on behalf of the named executives, as follows:
Executive	KSOP	Salary Continuation Agreements	Total
P. Douglas Richard	$9,558	$117,222	$126,780
Chris P. Kyriakides	5,386	5,353	10,739
R. Jerry Giles	8,869	26,177	35,046
Benny N. Werner	8,899	23,683	32,582
Norman C. Smiley, III	4,889	5,453	10,342

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Option Grants in Fiscal Year 2006

          The following table shows information with respect to grants of options to the named executive officers for the fiscal year ended March 31, 2006. The options were granted under Community Financial's existing option plan. All options granted to the named executive officers during fiscal 2006 are immediately exercisable.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date
P. Douglas Richard	2,000	20.0%	$21.80	3/22/2016
Chris P. Kyriakides	2,000	20.0%	$21.80	3/22/2016
R. Jerry Giles	2,000	20.0%	$21.80	3/22/2016
Benny N. Werner	2,000	20.0%	$21.80	3/22/2016
Norman C. Smiley, III	2,000	20.0%	$21.80	3/22/2016

Aggregate Option Exercises in Last Fiscal Year and FY-End Option Values

          The following table summarizes for each of the named executive officers certain information relating to stock options exercised by him during the fiscal year ended March 31, 2006 and the number and value of unexercised stock options held by the named executive officers at year end. The dollar amounts set forth in the table below under the "Value Realized" column represent the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option(s). The dollar amounts set forth in the table below under the "Value of Unexercised In-the-Money Options at FY-End" column represent the difference between the exercise or base price of the named executive officer's stock option(s) and the $22.20 closing price per share of Community Financial common stock, based on the closing price of Community Financial common stock as reported on the Nasdaq Stock Market as of March 31, 2006, the last trading day of the fiscal year. The amounts set forth in the column "Value of Unexercised In-the-Money Options at FY-End" have not been, and may never be, realized. These options have not been, and may not ever be, exercised. Actual gains, if any, on exercise will depend on the value of Community Financial common stock on the date of exercise. There can be no assurance that these values will be realized. Unexercisable options are those which have not yet vested. As of March 31, 2006, all of the options held by the named executive officers were vested and exercisable.

			Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
P. Douglas Richard	---	---	47,500/---	$417,655/---
Chris P. Kyriakides	---	---	31,000/---	216,600/---
R. Jerry Giles	2,000	$23,840	23,000/---	145,890/---
Benny N. Werner	---	---	30,000/---	183,110/---
Norman C. Smiley, III	2,000	23,840	24,000/---	138,690/---

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Employment, Retirement and Change of Control Agreements with Named Executive Officers

          Employment Agreements. Community Bank currently has an employment agreement with Mr. Richard, for his services as President and Chief Executive Officer of Community Bank, and Mr. Kyriakides, for his services as Senior Vice President of Community Bank and President of Hampton Roads Region of Community Bank. Each executive's employment agreement expires on March 31, 2009, and provides for an annual base salary of not less than his annual base salary for the prior year. The agreements provide for annual extensions, beginning on March 31, 2008, and on each anniversary date thereafter, of one year in addition to the then-remaining term, subject to a formal performance evaluation of the executive and approval of the one year extension by the Bank's board of directors. Messrs. Richard and Kyriakides are also entitled to participate (i) in performance-based and discretionary bonuses, if any, as are authorized and declared by the Board of Directors and (ii) employee benefit and welfare programs applicable to executive officers. The agreements provide for termination of the executive upon his death, an illness which causes the executive to be unable to perform his duties under the agreement on a full-time basis for six consecutive months, for cause and in certain events specified by the Office of Thrift Supervision regulations.

          In the event Mr. Richard is terminated without cause or resigns for good reason, he will receive, as liquidated damages, the greater of (i) 1.5 times the total cash compensation paid or payable to him during the 12 full consecutive months immediately preceding the effective date of his termination of employment or (ii) the salary due to him for the remaining term of his agreement. Mr. Kyriakides, if he is terminated without cause or resigns for good reason, is entitled to receive for 12 months following the date of his termination, an amount equal to his annual minimum base salary under his agreement. In addition, Community Bank also shall maintain in full force and effect for the continued benefit of each executive for 12 months following the effective date of his termination or resignation, as the case may be, at no cost to him, substantially the same health and other benefits available to him in effect immediately prior to such termination. The foregoing payments would be reduced by any cash compensation or health and other benefits actually paid to, or receivable by, Messrs. Richard and Kyriakides from another employer during the period they are receiving post-termination compensation benefits from Community Bank.

          In the event Messrs. Richard's or Kyriakides' employment is terminated in connection with or following a "change in control" (as defined in their change of control agreements with the Corporation), then the executive will be entitled to receive, in lieu of the amounts described in the preceding paragraph, a cash payment in an amount not to exceed 2.99 times his "base amount" as determined under Section 280G of the Internal Revenue Code of 1986, as amended. The terms of the change of control agreements are set forth under "Change of Control Agreements" below.

          Retirement Agreements. The Bank entered into Salary Continuation Agreements, effective January 1, 2004, with Messrs. Richard, Kyriakides, Giles, Smiley and Werner. These agreements are designed to provide the executive officers with additional incentives to further the Company's growth and development and as an inducement to remain in its service. Benefits will generally commence upon the later of the executive reaching age 65 or the executive's retirement, at a benefit level equal to between 20% to 30% of his final compensation, and will be paid for a period of 15 years, except in the case of an executive's voluntary termination of employment prior to reaching age 65. In the event an executive voluntarily terminates his employment prior to reaching age 65, the Company will pay the executive a single lump sum payment based on the accrued balance in the executive's account within 30 days following such termination. As of March 31, 2006, the estimated lump sum benefit that would be payable to each of the executives under these retirement agreements would be approximately $244,000 for Mr. Richard, $11,000 for Mr. Kyriakides, $55,000 for Mr. Giles, $11,000 for Mr. Smiley and $49,000 for Mr. Werner. Benefits payable under these agreements are unfunded, unsecured obligations of the Bank. The cost of benefits payable under the retirement agreements are expected to be offset by the earnings on life insurance purchased by the Bank.

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          Change of Control Agreements. The Corporation has a change of control agreement with each of Messrs. Richard, Kyriakides, Giles, Smiley and Werner. These agreements remain in effect until canceled by either party, which cancellation requires at least 24 months prior written notice to the other party. Under these agreements, the executive generally is entitled to a change of control payment from the Company if he is terminated within six months preceding or 24 months after a change in control (as defined in the agreements). In such an event, Mr. Richard and Mr. Kyriakides would each be entitled to receive (i) a cash payment in an amount not to exceed 2.99 times his "base amount" as determined under Section 280G of the Internal Revenue Code of 1986, as amended and (ii) substantially the same health and other benefits available to him in effect immediately prior to such termination at no additional cost to the executive. The foregoing payments would be in lieu of any amounts owed to Mr. Richard and Mr Kyriakides under their employment agreements discussed above and would also be reduced by any cash compensation or health and other benefits actually paid to, or receivable by, them from another employer during the period they are receiving post-termination compensation benefits. Messrs. Giles, Smiley and Werner, under their agreements, would each be entitled to receive a cash payment in an amount equal to 24 months of their then current salary. Based on the foregoing, if Messrs. Richard, Kyriakides, Giles, Smiley and Werner were terminated as of March 31, 2006, they would have been entitled to receive a cash payment of approximately $658,000, $383,000, $230,000, $244,000 and $226,000, respectively under these agreements.

          All of the above payments that would be made in connection with a change in control are subject to cut-back to the extent the payments would result in either the loss of a deduction to the Corporation or the imposition of a penalty tax on the executive.

          Pension Plan. The Company's subsidiary, Community Bank, has a noncontributory defined benefit pension plan covering substantially all of the employees of the Company and the Bank who have met minimum service requirements, excluding hourly employees and parking lot attendants. The following table illustrates annual pension benefits payable upon retirement, subject to limits established by federal law, based on various levels of compensation and years of service and assuming payment in the form of a straight-life annuity.

Average Annual	Years of Service
Compensation	5	10	15	20	25

$100,000	$ 6,300	$12,600	$18,900	$25,200	$31,500
125,000	8,175	16,350	24,525	32,700	40,875
150,000	10,050	20,100	30,150	40,200	50,250
175,000	11,925	23,850	35,775	47,700	59,625
200,000	13,800	27,600	41,400	55,200	69,000
225,000	14,550	29,100	43,650	58,200	72,750
250,000	14,550	29,100	43,650	58,200	72,750
275,000	14,550	29,100	43,650	58,200	72,750
300,000	14,550	29,100	43,650	58,200	72,750
325,000	14,550	29,100	43,650	58,200	72,750
350,000	14,550	29,100	43,650	58,200	72,750

          Compensation covered by the plan includes base earnings plus amounts deferred at the election of the employee under the Company's KSOP, but excludes commissions, bonuses, overtime and amounts paid with respect to non-qualified deferred compensation plans. At March 31, 2006, Messrs. Richard, Kyriakides, Giles, Smiley and Werner had 9, 9, 12, 10 and 8 years, respectively, of credited service under the pension plan. The benefits under this plan are not subject to Social Security or other offsets.

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COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The following Compensation Committee Report on Executive Compensation shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

          The Compensation Committee administers the policies governing compensation and is responsible for conducting periodic reviews of compensation for senior executives, including the Chief Executive Officer. The Compensation Committee determines salary levels for senior executives and other officers, as well as cash bonuses to be distributed and stock-based awards to be granted to those individuals. The goal of the Compensation Committee is to motivate executives to achieve a range of performance consistent with a budget and business plan approved by the Board of Directors while insuring that the financial cost of current or proposed compensation and benefit programs are reasonable and consistent with industry standards and shareholders' interest. The Compensation Committee's philosophy is to appropriately recognize and reward the Company's executives consistent with their performance and the Company's operating results in order to retain a high quality of management and to also enable the Company to recruit quality staff as necessary. In doing so the Compensation Committee considers the achievement of corporate goals and financial performance of the Company as well as qualitative factors that include, but are not limited to, commitment, leadership, teamwork, and community involvement.

          A comprehensive analysis of senior executive compensation and benefits was performed in 2004 by Clark Consulting, a nationally recognized executive compensation consulting firm with banking experience, which analysis was used by the Compensation Committee again during its deliberations in 2006. Clark Consulting identified 20 companies as a peer group for purposes of compensation comparison and evaluation.

          Components of Compensation. In evaluating executive compensation, the Compensation Committee concentrates on the fundamental components: salary, annual bonus, and long-term incentive compensation, including retirement benefits available to the executive officers. Salary levels for senior executives and other officers are reviewed by the Compensation Committee on an annual basis. Salary levels reflect an individual's responsibilities and experience and the Compensation Committee's view of competitive marketplace conditions.

          In the past, bonuses have been used to provide cash distributions to executives, depending upon a variety of factors relating to the Company's performance and individual performance. Although the Compensation Committee's decisions are discretionary and no specific goals were set, the general factors that were used to determine bonuses were the individual's contributions to the Company's success since the executive's last evaluation and the individual's capacity to meet future needs. No particular weightings of the factors were used to calculate bonuses.

          The third component of the executive compensation strategy of the Company is a long-term incentive compensation program under which executives have received stock options that offer them the possibility of future gains, depending on the long-term price appreciation of the Company's common stock. This equity component of the executive's compensation is also intended to further align the executives' interests with the interests of Community's shareholders.

          The Compensation Committee considers the following criteria in determining compensation levels for the Chief Executive Officer and the other executive officers of the Company.

  The overall performance of the Company as related to market conditions during the fiscal year under consideration.

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  The Company's core profitability and return on average equity as compared with the Company's Budget and Business Plan.

  The overall credit quality of the Company's loan portfolio.

  Consideration of individual as well as combined measures of progress of the Company including the quality of the loan and investment portfolio, the overall growth of the Company, the improvement in book value per share, the improvement in earnings per share, the level of nonperforming loans and real estate owned, employee retention and other objectives as may be established by the Board of Directors.

  The CAMEL ratings received from the Office of Thrift Supervision.

  The compensation and benefit levels of comparable positions compared to other peer group institutions.

          Qualified and non-qualified retirement plans, as well as employment, severance and/or change in control agreements, are also used by the Compensation Committee, consistent with its goal to retain highly valued executives.

          Committee Review of Executive Compensation. In making its determination regarding executive compensation for the fiscal year ended March 31, 2006, the Compensation Committee was influenced by the successful year that the Company had achieved in relation to the above outlined criteria as well as the personal traits that the respective executives had demonstrated. After a review of these factors the Committee determined that salary increases, cash bonuses and stock option grants should be awarded in light of the operating results the Company achieved for the year. The Compensation Committee also reviewed the employment agreements, retirement agreements and change of control agreements currently in force and determined to extend the employment agreements for one year. The committee, after reviewing the corporation's operating results and the contribution that each employee has made in achieving these results, determined to increase the change of control agreements of Mr. Werner, Mr. Smiley and Mr. Giles from 18 months to 24 months compensation and to modify the change of control agreements for the entire management group to reflect a 24 month period in which to invoke the criteria for triggering the agreement. Additionally, the Compensation Committee compared the total cash compensation package of executive officers to the peer group analysis performed by Clark Consulting in 2004 to ensure that the total cash compensation package was competitive with the marketplace. The analysis was adjusted to take into consideration the two years that had lapsed since it was completed.

          Compensation of the Chief Executive Officer. In assessing the Chief Executive Officer's overall compensation package, the Compensation Committee evaluates both corporate and individual performance. The corporate criteria are outlined above. The Compensation Committee also considered various personal qualities of the Chief Executive Officer, including leadership, commitment, and professional and community standing.

          After reviewing the Company's 2005-2006 operating results in comparison with those of its industry peers for both compensation and performance and assessing Mr. Richard's individual performance during the year, the Compensation Committee awarded Mr. Richard a stock option to purchase 2,000 shares of Company common stock. The Compensation Committee also approved for Mr. Richard a cash bonus for fiscal 2006 and an increase in base salary for fiscal 2006 that places Mr. Richard's cash compensation package around the 75th percentile for Chief Executive Officers in the Company's peer group based on the 2004 survey prepared by Clark Consulting. The Compensation Committee's decisions are discretionary and no specific goals were set for the Chief Executive Officer. In addition, no particular weighting was assigned to any of the corporate or individual factors considered by the Compensation Committee in evaluating the Chief Executive Officers performance.

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STOCK PERFORMANCE GRAPH

          The following Stock Performance Graph shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this graph therein, and shall not otherwise be deemed filed under such Acts.

          The rules and regulations of the SEC require the presentation of a line graph comparing, over a period of five years, the cumulative total shareholder return for the performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by the company. The following graph compares the performance of the Company's common stock with The Nasdaq Stock Market Index and the Coredata Savings and Loan Group Index. The comparison assumes $100 was invested on March 31, 2001 in Community Financial common stock and in each of the foregoing indices and assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

Comparison of Cumulative Total Return
Among Community Financial Corporation, Nasdaq Market Index
and Hemscott Group Index

	3/31/01	3/30/02	3/28/03	3/31/04	3/31/05	3/31/06
Community Financial	$100.00	$158.96	$227.47	$326.78	$343.60	$347.22
Hemscott Group Index	100.00	114.15	123.15	181.19	181.62	199.83
NASDAQ Market Index	100.00	101.25	74.26	110.84	111.32	131.24

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RELATIONSHIP WITH INDEPENDENT AUDITORS

General

          The Audit Committee has renewed its arrangement with Yount, Hyde & Barbour, P.C. to be its independent auditors for the fiscal year ending March 31, 2007. In making its determination to renew its arrangement with Yount, Hyde & Barbour, P.C. as the Company's independent auditors for the 2007 fiscal year, the Audit Committee considered the non-audit services that the independent auditors provided during the 2006 fiscal year and determined that the provision of these services is compatible with and does not impair the auditors' independence. The Audit Committee pre-approves all audit and non-audit services performed by the independent auditors. A representative of Yount, Hyde & Barbour, P.C. is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

Independent Auditing Firm Fees

          Yount, Hyde & Barbour, P.C. was the Company's principal auditor for fiscal 2006 and 2005. The aggregate fees billed to the Company by Yount, Hyde & Barbour, P.C. and its affiliates for the fiscal years ended March 31, 2006 and 2005 were as follows:

	Year Ended March 31,
	2006	2005

Audit Fees	$51,095	$48,945
Audit Related Fees(1)	1,238	3,421
Tax Fees(2)	4,140	4,475
All Other Fees	---	---
________________________
(1)	Primarily for FHLB collateral verification engagement and consultation regarding financial accounting and reporting standards.
(2)	Primarily for tax return preparation services and consulting services concerning tax compliance issues.

Pre-Approval of Audit and Non-Audit Services

          Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent auditors to render permissible non-audit services to the Corporation, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

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CERTAIN TRANSACTIONS

          Community Bank has followed a policy of granting loans to officers and directors. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, are made in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

          All loans made by Community Bank to its directors and executive officers are subject to the Office of Thrift Supervision regulations restricting loan and other transactions with affiliated persons of Community Financial. All loans to directors and executive officers were performing in accordance with their terms at March 31, 2006.

STOCKHOLDER PROPOSALS

          In order to be eligible for inclusion in next year's proxy materials for the annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at our main office located at 38 North Central Avenue, Staunton, Virginia 24401, on or before February 26, 2007. To be considered for presentation at next year's annual meeting, although not included in the proxy materials, any stockholder proposal must be received at our main office on or before June 26, 2007; provided, however, that in the event that the date of next year's annual meeting is held before July 6, 2007 or after September 24, 2007, the stockholder proposal must be received on or before the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was first made.

          All stockholder proposals for inclusion in Community Financial's proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and, as with any stockholder proposal, regardless of whether it is included in our proxy materials, Community Financial's certificate of incorporation and bylaws and Virginia law.

ANNUAL REPORTS

          Stockholders of record on May 31, 2006 should have received a copy of our 2006 annual report to stockholders on Form 10-K with this proxy material. If, upon receipt of this proxy material, you have not received the 2006 annual report to stockholders on Form 10-K, please write to the Corporate Secretary at the address below and a copy will be sent to you. The annual report does not constitute a part of the proxy solicitation material and is not incorporated herein by reference.

          A copy of Community Financial's Annual Report on Form 10-K for the fiscal year ended March 31, 2006, is available to each record and beneficial owner of Community Financial's common stock without charge upon written request to the Corporate Secretary, Community Financial Corporation, 38 North Central Avenue, Staunton, Virginia 24401.

OTHER MATTERS

          We are not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

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REVOCABLE PROXY	COMMUNITY FINANCIAL CORPORATION July 26, 2006 ANNUAL MEETING OF STOCKHOLDERS

            The undersigned hereby appoints the members of the Board of Directors of Community Financial Corporation, and the survivors of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Community Financial which the undersigned is entitled to vote at the annual meeting of stockholders, to be held on Wednesday, July 26, 2006, at 6:30 p.m., local time, and at any and all adjournments thereof, as follows:

  I.   The election as directors of all nominees listed below for three-year terms to expire in the year 2009 (except as marked to the contrary). The Board of Directors recommends a vote "FOR" the listed nominees.

        FOR                WITHHELD                 FOR ALL EXCEPT

Instructions: To vote for all nominees mark the box "FOR" with an "X." To withhold your vote for all nominees mark the box "WITHHELD" with an "X." To withhold your vote for an individual nominee mark the box "FOR ALL EXCEPT" with an "X" and strike a line through the nominee's name in the list below for whom you wish your vote withheld.

            Nominees:            JAMES R. COOKE, JR.            P. DOUGLAS RICHARD            MORGAN N. TRIMYER, JR.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" all of the nominees. If any other business is presented at such meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the annual meeting.

Important! Please sign and date this card on the reverse side!

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Community Financial at or before the annual meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Community Financial at or before the annual meeting; or (iii) attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

            The undersigned acknowledges receipt from Community Financial, prior to the execution of this proxy, of the Notice of the Annual Meeting, a Proxy Statement dated June 26, 2006 and the Annual Report to Stockholders for the fiscal year ended March 31, 2006.

Dated: _________________________, 2006

SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.